Multimodal Technologies, Inc. and Subsidiary
Consolidated Statements of Operations
Unaudited

	Six Months Ended June 30,
	2011	2010

Net revenues	$12,070,509	$9,350,024
Cost of revenues	2,100,251	1,602,164

Gross profit	9,970,258	7,747,860

Operating costs and expenses:
Selling, general and administrative	3,141,174	2,882,487
Research and development	3,563,966	1,832,896
Depreciation and amortization	462,991	246,290
Acquisition and transaction expenses	993,893	-
Share‑based compensation and bonus to option holders	291,921	-

Total operating costs and expenses	8,453,945	4,961,673

Operating income	1,516,313	2,786,187

Other income (expense), net	(33,565)	8,850

Income before income taxes	1,482,748	2,795,037

Income tax provision	703,033	1,081,000

Net income	$779,715	$1,714,037

Net income per common share
Basic	$3.34	$7.40
Diluted	$3.29	$7.26

Weighted average shares outstanding:
Basic	233,128	231,636
Diluted	236,713	236,044

Multimodal Technologies, Inc. and Subsidiary
Consolidated Balance Sheets
Unaudited

	June 30, 2011	June 30, 2010
Assets
Current assets:
Cash and cash equivalents	$4,916,215	$5,504,360
Investments in marketable securities	1,081,425	1,055,019
Accounts receivable, net of allowance of $178,675 and $69,408, respectively	3,331,255	2,732,791
Other current assets	1,285,283	928,874
Total current assets	10,614,178	10,221,044

Property and equipment, net	2,019,162	1,210,585
Goodwill	1,939,012	-
Other intangible assets, net	797,194	749,400
Other assets	682,799	557,628

Total assets	$16,052,345	$12,738,657

Liabilities and Equity
Current liabilities:
Accounts payable	1,291,178	304,357
Accrued expenses and other current liabilities	1,865,371	928,017
Accrued compensation	569,850	335,124
Deferred revenue	2,292,975	2,479,418
Total current liabilities	6,019,374	4,046,916
Deferred income taxes	437,000	233,000
Total liabilities	6,456,374	4,279,916
Commitments and contingent liabilities

Total equity:
Preferred stock; authorized 1,000,000 shares; none issued or outstanding	-	-
Common stock; authorized 2,016,000 shares (1,986,000 Class A ("A") Voting, 30,000 Class B ("B") Non‑Voting); 233,146 (221,036 A, 12,110 B) and 231,636 (221,036 A, 10,600 B) shares issued and outstanding, respectively	3,552,671	3,539,313
Additional paid‑in capital	1,149,964	984,469
Retained earnings	4,871,780	3,919,743
Accumulated other comprehensive income	21,556	15,216
Total equity	9,595,971	8,458,741

Total liabilities and equity	$16,052,345	$12,738,657

Multimodal Technologies, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Unaudited

	Six Months Ended June 30,
	2011	2010
Operating activities:
Net income	$779,715	$1,714,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	462,991	246,290
Deferred income taxes	67,000	(375,000)
Share‑based compensation	165,495	-
Changes in operating assets and liabilities:
Accounts receivable	(474,726)	(1,280,081)
Other current assets	(286,098)	310,265
Accounts payable	(11,239)	59,738
Accrued expenses and other current liabilities	234,968	558,926
Accrued compensation	116,016	55,688
Deferred revenue	249,545	708,445
Net cash provided by operating activities	$1,303,667	$1,998,308

Investing activities:
Purchase of property and equipment	(710,652)	(321,505)
Fees expended for patent applications	(95,439)	(65,088)
Cash impact of purchase of M*Modal NV	99,675	-
Purchase of marketable securities	(4,206)	(5,012)
Net cash used in investing activities	(710,622)	(391,605)

Financing activities:
Issuance of common stock from exercised options	12,679	-
Dividends paid	(2,373,574)	(568,115)
Net cash used in financing activities	(2,360,895)	(568,115)

Net increase (decrease) in cash and cash equivalents	(1,767,850)	1,038,588

Cash and cash equivalents ‑ beginning of period	6,684,065	4,465,772

Cash and cash equivalents ‑ end of period	$4,916,215	$5,504,360

Multimodal Technologies, Inc. and Subsidiary
Consolidated Statements of Equity and Comprehensive Income
Unaudited

	Common Stock		Additional paid‑in	Retained	Comprehensive	Accumulated other comprehensive	Total
	Shares	Amount	capital	earnings	income	income (loss)	equity

Balance, January 1, 2010	231,636	$3,539,313	$984,469	$2,205,706	$ -	$(8,007)	$6,721,481

Components of comprehensive income:
Net income	-	-	-	1,714,037	1,714,037	-	1,714,037
Unrealized holding gains on investments	-	-	-	-	23,223	23,223	23,223
Total comprehensive income					$1,737,260
Balance, June 30, 2010	231,636	$3,539,313	$984,469	$3,919,743		$15,216	$8,458,741

Balance, January 1, 2011	231,641	3,539,992	984,469	6,465,639	-	(1,097)	10,989,003
Stock option exercise	1,500	12,000	165,495	-	-	-	177,495
Dividends declared of $10.18 per outstanding share	-	-	-	(2,373,574)	-	-	(2,373,574)
Stock option exercise	5	679	-	-	-	-	679
Components of comprehensive income:
Net income	-	-	-	779,715	779,715	-	779,715
Unrealized holding gains on investments	-	-	-	-	22,653	22,653	22,653
Total comprehensive income	—	—	—	—	$802,368	—
Balance, June 30, 2011	233,146	$3,552,671	$1,149,964	$4,871,780		$21,556	$9,595,971

Multimodal Technologies, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Unaudited

1. Description of business

Multimodal Technologies, Inc. (the "Company") was incorporated in Pennsylvania on October 11, 2001. The Company is engaged in the development and commercialization of speech recognition processes and technologies. The Company's speech understanding software automatically encodes clinical facts in real‑time, translating the physician’s dictation into a rich blend of clinical reasoning and structured data – a meaningful clinical document. Meaningful clinical documents are based on HL7’s Clinical Document Architecture (CDA) standards. When created and shared, they provide an effective way to populate Electronic Health Record/Electronic Medical Record (EHR/EMR) systems or specialty information systems, such as radiology, pathology and emergency department, with structured, interoperable clinical documentation. The Company has acquired patents and will file additional patent applications to protect this intellectual property.

2. Significant accounting policies

Principles of Consolidation
The consolidated financial statements include the accounts of Multimodal Technologies, Inc. and its wholly‑owned subsidiary, M*Modal NV. Multimodal Technologies, Inc. purchased the stock of M*Modal NV (a Belgian limited liability company formerly named Telegentis NV) on June 27, 2011. All significant intercompany accounts and transactions are eliminated from the consolidated financial statements.

Use of Estimates and Assumptions in the Preparation of Consolidated Financial Statements
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, valuation of long‑lived and intangible assets and goodwill, valuation allowances for receivables, deferred income taxes, revenue recognition and share‑based compensation. Actual results could differ from those estimates.

Revenue Recognition
The Company’s revenues come primarily from software licensing and related services. Revenues from software licenses include all fees earned from granting customers the right to use the software. For software licensing arrangements that do not require significant customization, revenues are recognized when: 1) there is a binding arrangement with the customer, 2) the products are delivered, 3) customer payment is deemed fixed or determinable and free of significant uncertainties or contingencies, and 4) collection is probable. Substantially all new software license revenues are recognized in this manner.

Many of the Company’s revenue arrangements include multiple elements. Initialization fees are payable upon or within the first six to nine months after the effective date of license agreements and cover configuration, training and enrollment of dictating physicians. Initialization fees are deferred upon receipt and are recognized into revenue over the initialization period, which ranges from six to nine months. Production license fees are calculated based on the peak load designated by the customer and the number of minutes processed. Production license fees are recognized monthly. Maintenance and support fees are waived during the initialization period and are charged at then‑current rates thereafter. Maintenance and support revenues are recognized when the services are performed.

The Company’s license agreements vary in term and generally are able to be terminated by the customer with sixty days’ notice prior to the beginning of a renewal term. Due to the unique and separable nature of each deliverable provided under the Company’s license agreements, the Company uses the relative fair value method to allocate the selling price, as separate units of accounting, to the production license fees and to the performance of integration and maintenance services. Moreover, multiple contracts with a single customer are accounted for as separate arrangements.

Research and Development
Research and development costs are expensed as incurred.

Income Taxes
Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, using statutory tax rates in effect for the period in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period that includes the enactment date.

Share‑Based Compensation
The Company estimated the fair value of stock options granted in 2010 using an independent professional valuation and in 2009 and prior using the Two‑Stage FCFF Discount Model. The value of the portion of awards that is ultimately expected to vest is recognized as compensation expense over the requisite service periods.

Share‑based compensation expense related to stock options for the six months ended June 30, 2011 and 2010 was $165,495 and $‑, respectively.

Net Income per Share
Basic net income per share is computed by dividing net income by the weighted average number of shares outstanding during each period. Diluted net income per share is computed by dividing net income by the weighted average shares outstanding, as adjusted for the dilutive effect of stock options which may be settled by the Company through the issuance of shares using the treasury stock method. The table below reflects basic and diluted net income per share for the six months ended June 30, 2011 and 2010:

	2011	2010

Net income available for common shareholders	$779,715	$1,714,037

Weighted average shares outstanding:
Basic	233,128	231,636
Effect of dilutive stock	3,585	4,408

Diluted	236,713	236,044

Potentially dilutive shares having an anti‑dilutive effect on net income per share, and, therefore, excluded from the calculation of diluted net income per share, totaled 10,780 and ‑ for the six months ended June 30, 2011 and 2010, respectively.

Advertising Costs
Advertising costs are expensed as incurred and for the six months ended June 30, 2011 and 2010 were $727,781 and $427,059, respectively.

Cash and Cash Equivalents
The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Deposits held with banks may exceed the amount of insurance provided on such deposits. Consequently, the Company’s cash equivalents are subject to potential credit risk. As of June 30, 2011 and 2010, cash equivalents consisted of money market investments. The carrying value of cash and cash equivalents approximates fair value.

Investments in Marketable Securities
Investments in marketable securities are classified as available‑for‑sale and are recorded on the consolidated balance sheets at fair value with unrealized gains or losses reported as a separate component of accumulated other comprehensive income, net of tax. Marketable securities consist of municipal bond‑based mutual funds. As of June 30, 2011, the total cost basis of the securities was $1,059,869. The cost of investments sold is determined using the specific identification method.

Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are recorded at the invoiced amount and do not bear interest. The carrying value of accounts receivable approximates fair value. The allowance for doubtful accounts is management's best estimate for losses inherent in the Company's accounts receivable portfolio.

Management estimates uncollectible amounts based upon the Company's historical write‑off experience, current customer receivable balances, age of customer receivable balances, the customer’s financial condition and current economic conditions. Historically, these estimates have been adequate to cover the Company's accounts receivable exposure. The Company changes the allowance if circumstances or economic conditions change.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on a straight‑line basis over the estimated useful lives of the assets which range from three to seven years for furniture, equipment and software, and the lesser of the lease term or estimated useful life for leasehold improvements. Repairs and maintenance costs are charged to expense as incurred while additions and betterments are capitalized. Gains or losses on disposals are charged to operations. Upon retirement, sale or other disposition, the related cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

Software Development Costs
The Company capitalizes internally generated software development costs after technological feasibility has been established and amortizes the costs over an estimated useful life of five years. Capitalization ceases no later than the point at which the project is substantially complete and ready for its intended use. There were no software development costs qualifying for capitalization during the six months ended June 30, 2011 and 2010. Prior capitalized software development costs were fully amortized at June 30, 2011 and 2010.

Valuation of Long‑Lived and Other Intangible Assets and Goodwill
In connection with acquisitions, the Company allocates portions of the purchase price to tangible and intangible assets, with the remainder allocated to goodwill. The Company assesses the realizability of goodwill and intangible assets with indefinite useful lives at least annually, or sooner if events or changes in circumstances indicate that the carrying amount may not be recoverable.

Long‑Lived and Other Intangible Assets
Long‑lived assets, including property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To determine the recoverability of long‑lived assets, the estimated future undiscounted cash flows expected to be generated by an asset is compared to the carrying value of the asset. If the carrying value of the long‑lived asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized in the amount by which the carrying value of the asset exceeds its fair value. Management evaluates the reasonableness of the useful lives of these assets annually.

Other intangible assets include patented technology, unpatented technology and trade secrets, and databases. Patents are being amortized using the straight‑line method through their expiration dates.

Other Assets
Other assets consist of patent development costs, which will be amortized over the lives of the related patents, when awarded, or written off if not awarded.

Foreign Currency
Net losses from foreign currency transactions were $54,176 and $5,561 for the six months ended June 30, 2011 and 2010, respectively. Foreign currency gains and losses are included as a component of other income (expense) in the accompanying consolidated statements of operations.

Business Enterprise Segments
The Company operates in one reportable segment, which is speech recognition software for the healthcare industry.

Concentrations of Risk, Geographic Data and Enterprise‑wide Disclosures
Two customers accounted for 46% and 51% of the Company's net revenues for the six months ended June 30, 2011 and 2010, respectively. These customers accounted for $1,781,796 and $1,304,473 of the Company's accounts receivable at June 30, 2011 and 2010, respectively.

The following table summarizes revenues by the categories of the Company's services as a percentage of total net revenues:

	Six months ended June 30,
	2011	2010
Net revenues
Healthcare	92%	92%
Technology consulting	3%	3%
Royalties	5%	5%
Total	100%	100%

The following summarizes net revenues by geography:

	Six months ended June 30,
	2011	2010
Net revenues
United States	$11,141,980	$8,640,283
Japan	871,316	659,741
Other	57,213	50,000
Total	$12,070,509	$9,350,024

At June 30, 2011 and 2010, all long‑lived assets of the Company were located in the United States.

Fair Value of Financial Instruments
Cash and cash equivalents, accounts receivable, related party receivables, accounts payable and accrued expenses are reflected in the accompanying balance sheets at carrying values which approximate fair value.

The Company's assets measured at fair value consist of investments in marketable securities. The valuation methodology used to measure the fair value of these funds is the net asset value ("NAV") of shares held at quarter‑end, which is classified as Level 1 in the fair value hierarchy established by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, Fair Value Measurements. There have been no changes to the methodology used at June 30, 2011 and 2010. The method described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values.

Comprehensive Income
Comprehensive income is comprised of net income and other comprehensive income. Other comprehensive income consists of unrealized holding gains on investments in marketable securities. Other comprehensive income and comprehensive income are displayed separately in the consolidated statements of equity and comprehensive income.

Operating Lease
Rent expense on the Company's operating lease for office space is charged to expense over the lease term. The operating lease agreement provides for scheduled rent increases over the lease term. Rent expense is recognized on a straight‑line basis over the lease term.

Supplemental Cash Flow Information

	Six months ended June 30,
	2011	2010
Cash paid for income taxes	$1,151,000	$1,177,000
Share‑based compensation and paid‑in capital	165,495	-
Reclassification of other assets as patents	30,750	82,542

Additionally, during the six months ended June 30, 2011, the Company acquired the outstanding stock of Telegentis NV, which was funded primarily with accrued expenses (see Note 3).

3. Acquisition of Telegentis NV

Effective June 27, 2011, the Company acquired all of the outstanding stock of Telegentis NV ("Telegentis"), a Belgian limited liability company, to expand geographic presence of the Company. The Company accounted for the transaction as a purchase and, accordingly, allocated the purchase price to the assets acquired and liabilities assumed based on their estimated fair values as of the date of acquisition. The fair value of experienced management, which was one of the key drivers for the acquisition, was not separately recognized and has been included in the value of goodwill.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash	$99,675
Accounts receivable	83,124
Other current assets	1,348
Goodwill	1,939,012

Total assets	2,123,159

Accounts payable	905,226

Purchase price	$1,217,933

The purchase price was financed with accrued payables due to the former shareholders of Telegentis of $1,164,708 and outstanding notes receivable from Telegentis of $53,225. The Company expects to satisfy the accrued payables to the former shareholders of Telegentis in the third quarter of 2011. Acquisition costs of $374,030 were incurred and charged to 2011 operating expenses. Goodwill is expected to be deductible for tax purposes over 15 years.

Telegentis was incorporated on July 23, 2009 and was still considered to be in the development stage at June 27, 2011, as the planned principal operations had not yet produced revenues. The net loss of Telegentis for the period from July 23, 2009 to June 27, 2011 was $2,427,684.

For the period from January 1, 2011 to June 27, 2011, marketing and other professional services provided by Telegentis to the Company totaled $460,566 and are included in 2011 operating expenses.

Upon closing, the name of Telegentis NV was changed to M*Modal NV. The activity of M*Modal NV was not significant during the period from June 27, 2011 to June 30, 2011.

4. Allowance for doubtful accounts

The activity in the allowance for doubtful accounts for the six months ended June 30, 2011 and 2010 is as follows:

	2011	2010
Beginning balance	$110,022	$55,000
Bad debt provision	68,653	50,408
Doubtful accounts written off	-	(36,000)
Ending balance	178,675	69,408

5. Other current assets

Other current assets consisted of the following as of June 30:

	2011	2010
Prepaid expenses	$802,430	$665,981
Related party receivables	275,231	262,893
Prepaid and refundable income taxes	143,622	-
Deferred taxes	39,000	-
Other	25,000	-
Total other current assets	$1,285,283	$928,874

6. Property and equipment

Property and equipment consisted of the following as of June 30:

	2011	2010
Computer equipment	$2,886,789	$1,618,226
Software	159,598	58,537
Leasehold improvements	97,014	90,756
Furniture and equipment	621,830	457,967
Total	3,765,231	2,225,486
Less: accumulated depreciation	1,746,069	1,014,901
Property and equipment, net	$2,019,162	$1,210,585

Depreciation and amortization totaled $449,543 and $236,110 for the six months ended June 30, 2011 and 2010, respectively.

7. Goodwill and other intangible assets

Goodwill
In connection with the acquisition of Telegentis NV effective June 27, 2011, the Company allocated a portion of the purchase price to goodwill in the amount of $1,939,012. The Company assesses the realizability of goodwill at least annually, or sooner if events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill is considered to be impaired if the carrying value of a "reporting unit" exceeds its estimated fair value. Management determines fair value using discounted future cash flow analyses or other accepted valuation techniques. Management does not believe any impairment of its goodwill exists at June 30, 2011.

Other Intangible Assets
The Company reviews its long‑lived assets for impairment when events indicate that their carrying amount may not be recoverable. When the Company determines that one or more impairment indicators are present for an asset, it compares the carrying amount of the asset to net future undiscounted cash flows that the asset is expected to generate. If the carrying amount of the asset is greater than the net future undiscounted cash flows that the asset is expected to generate, it compares the fair value to the book value of the asset. If the fair value is less than the book value, the Company recognizes an impairment loss. The impairment loss is the excess of the carrying amount of the asset over its fair value.

Some of the events that the Company considers as impairment indicators for its long‑lived assets are:

‑ net book value compared to fair value;
‑ significant adverse economic and industry trends;
‑ significant decrease in the market value of the assets;
‑ the extent that the Company uses an asset or changes in the manner that it uses it; and
‑ significant changes to the asset since acquired

During the six months ended June 30, 2011 and 2010, the Company reviewed the carrying value of its long‑lived assets and determined that the carrying amounts of such assets was less than the undiscounted cash flows and, accordingly, no impairment charge was recorded.

As of June 30, 2011 and 2010, other intangible asset balances were:

	June 30, 2011
	Cost	Accumulated Amortization	Net Book Value
Patented technology	$467,491	$161,498	$305,993
Unpatented technology and trade secrets	245,201	-	245,201
Databases	246,000	-	246,000

Total	$958,692	$161,498	$797,194

	June 30, 2010
	Cost	Accumulated Amortization	Net Book Value
Patented technology	$387,477	$129,278	$258,199
Unpatented technology and trade secrets	245,201	-	245,201
Databases	246,000	-	246,000

Total	$878,678	$129,278	$749,400

The estimated useful life and the weighted average remaining lives of the patented technology as of June 30, 2011 were as follows:

	Estimated Useful Life	Weighted Average Remaining Lives
Patented technology	16‑18 years	12 years

Estimated annual amortization expense for other intangible assets is as follows:

2012	$27,334
2013	27,334
2014	27,334
2015	27,334
2016	27,334
Thereafter	169,323

Total	$305,993

The Company recorded amortization expense of $13,448 and $10,180 for the six months ended June 30, 2011 and 2010, respectively.

8. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following as of June 30:

	2011	2010
Payable to former shareholders of Telegentis	$1,164,708	-
Accrued taxes	-	397,197
Deferred taxes	-	75,000
Other accrued expenses	700,663	455,820
Total accrued expenses	$1,865,371	$928,017

9. Line of credit

The Company has a line of credit from PNC Bank with maximum borrowings of $800,000 and interest at the prime rate plus 1%. The prime rate was 3.25% at June 30, 2011 and 2010. The line of credit is secured by the Company's marketable securities, accounts receivable and intangible assets. There were no borrowings under this line of credit during the six months ended June 30, 2011 and 2010.

10. Operating lease

The Company leases office space under an operating lease expiring in June 2014. Minimal rental payments under the lease are recognized on a straight‑line basis over the term of the lease. Rent expense for the operating lease for the six months ended June 30, 2011 and 2010 was $196,721 and $190,768, respectively. Future annual minimum lease payments under the non‑cancelable lease are as follows as of June 30, 2011:

2012	$385,135
2013	385,135
2014	385,135

Total	$1,155,405

11. Stock option plans

In November 2001, the Company's Board of Directors approved the 2001 Stock Incentive Plan, to grant stock‑based incentives to key employees and other related parties. The Plan provides for both qualified incentive stock options (ISO's), as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options. A total of 14,000 shares of the Class B Non‑Voting Common Stock were authorized for grants under the 2001 Stock Incentive Plan. In April 2003, the Company's Board of Directors approved the 2003 Stock Incentive Plan. This Plan, which is substantially similar to the 2001 Stock Incentive Plan, authorizes an additional 16,000 shares of the Class B Non‑Voting Common Stock for grants. The ISO's are exercisable at a price not less than the fair market value (110% of fair market value for participants holding more than 10% of the voting stock, as defined) on the date of the grant. The options carry exercise prices, vesting provisions and expiration terms, as defined by their respective agreements.

Information with respect to the Company's common stock options is as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life in years	Aggregate intrinsic value
Outstanding, January 1, 2010	9,818	$54.28
Granted	-	-
Exercised	-	-
Forfeited	(1,875)	80.00
Expired	(625)	80.00
Outstanding, June 30, 2010	7,318	$45.49	5.3	$456,954
Outstanding, January 1, 2011	18,103	99.33
Granted	-	-
Exercised	(1,505)	8.42
Forfeited	-	-
Expired	-	-
Outstanding, June 30, 2011	16,598	$107.57	8.0	$469,556
Exercisable, June 30, 2011	12,253	$98.05	7.5	$463,340

Options vested and expected to vest as of June 30, 2011	16,598	$107.57	8.0	$469,556

The aggregate intrinsic value is calculated using the difference between the estimated fair market value at period‑end and the option exercise price, multiplied by the number of in‑the‑money options. As of June 30, 2011, 5,818 options were in the money. The options granted during November 2010 carry an exercise price of $135.86 and an estimated fair market value of $135.86 at June 30, 2011. Therefore, they not considered to be in the money at June 30, 2011.

Compensation expense recognized during the six months ended June 30, 2011 totaled $165,495.

A summary of outstanding and exercisable options as of June 30, 2011 is as follows:

	Options outstanding		Options exercisable
Exercise price	Number of shares	Weighted average remaining contractual life (in years)	Number of shares
$25.53	2,750	5.1	2,750
$65.00	1,018	4.8	1,018
$90.00	2,050	5.9	1,915
$135.86	10,780	9.4	6,570
	16,598	8.0	12,253

The aggregate intrinsic value of shares vested during the six months ended June 30, 2011 is $14,721.

As of June 30, 2011, there were 1,292 additional options available for grant under the Company's stock option plans.

12. Income taxes

The provision for income taxes is comprised of the following components for the six months ended June 30, 2011 and 2010:

	2011	2010
Current income tax provision:
Federal	$385,146	$1,089,000
State	250,887	367,000
Current income tax provision	636,033	1,456,000
Deferred income tax provision (benefit):
Federal	62,000	(283,000)
State	5,000	(92,000)
Deferred income tax provision (benefit)	67,000	(375,000)
Income tax provision	$703,033	$1,081,000

The reconciliation of the income tax provision at the U.S. statutory federal income tax rate to the Company's tax provision follows:

	2011	2010

Provision at statutory tax rate	34.0%	34.0%
Impact of Telegentis acquisition costs	18.3%	—%
State taxes	17.3%	9.8%
Tax credits	(9.7)%	(1.3)%
Return to accrual differences	(9.6)%	—%
Permanent differences	(1.2)%	0.5%
Other, net	(1.7)%	(4.3)%
Income tax provision	47.4%	38.7%

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30, 2011 and 2010 were as follows:

	2011	2010
Deferred tax assets
Deferred revenue	$671,000	$313,000
Stock options	157,000	111,000
Accrued vacation	80,000	45,000
Allowance for bad debts	75,000	28,000
Other	62,000	23,000
Total deferred tax assets	1,045,000	520,000
Deferred tax liabilities
Property and equipment	(727,000)	(337,000)
Patent development costs	(266,000)	—
Change in tax reporting method from cash to accrual	(233,000)	(370,000)
Intangibles	(217,000)	(121,000)
Total deferred tax liabilities	(1,443,000)	(828,000)
Net deferred tax liabilities	$(398,000)	$(308,000)

After an assessment of the Company's tax positions, management has determined that there are no material uncertain tax positions to be accounted for in the consolidated financial statements for the six months ended June 30, 2011 and 2010. The Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years prior to 2008.

13. Employee benefit plan

The Company sponsors a tax‑qualified retirement savings plan named the Multimodal Technologies, Inc. 401(k) Savings Plan covering substantially all of its employees whereby participants may defer up to 100% of their earnings, subject to applicable Internal Revenue Code limits. Elective deferral contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directives. Employee elective deferrals are 100% vested at all times. The plan provides for employer matching contributions equal to 100% of participant contributions not in excess of 3% of employee compensation plus 50% of participant contributions that exceed 3% but do not exceed 5% of employee compensation. Additional Company contributions may be made on a discretionary basis. Company contributions to the plan were $87,299 and $57,534 for the six months ended June 30, 2011 and 2010, respectively.

14. Related party transactions

Advanced Media, Inc. ("AMI") is a significant stockholder of the Company. The Company is party to a Master Agreement for software development and consulting services and remarketing of software with AMI. The contract, as renegotiated in July 2004, has a term of three years with provisions for automatic renewals. The contract provides for time and material costs for ongoing development and maintenance of the software at various rates based upon job classification. A supplemental agreement was added in July 2006 which provides certain nonexclusive licenses to AMI.

Among other things, the contract provides for royalties to be paid to the Company based on licenses granted by AMI. Further, the contract and supplemental agreement provide for minimum services to be purchased by AMI of $250,000 per quarter through March 31, 2013 and for any renewal periods thereafter. The Company has waived these minimum amounts through the quarter ending September 30, 2011.

The following is a summary of the financial statement activity related to AMI for the six months ended June 30, 2011 and 2010:

	2011	2010
Royalties revenues	$613,224	$433,303
Royalties receivable at June 30	$147,283	$136,035

Technology consulting revenues	$258,092	$226,438
Technology consulting receivable at June 30	$127,948	$126,858

Cost of revenues	$126,398	$224,632

15. Quarterly financial information

The following table sets forth selected quarterly financial information for the six months ended June 30, 2011 and 2010. The operating results for any given quarter are not necessarily indicative of results for any future period.

2011	1st Quarter	2nd Quarter

Net revenues	$6,003,269	$6,067,240
Gross profit	$4,980,037	$4,990,221

Net income	$731,760	$47,955
Net income per share
Basic	$3.13	$0.21
Diluted	$3.09	$0.20

Weighted average shares outstanding:
Basic	233,109	233,146
Diluted	236,694	236,731

2010	1st Quarter	2nd Quarter

Net revenues	$4,523,746	$4,826,278
Gross profit	$3,749,257	$3,998,603

Net income	$969,120	$744,917
Net income per share
Basic	$4.18	$3.22
Diluted	$4.13	$3.16

Weighted average shares outstanding:
Basic	231,636	231,636
Diluted	234,632	236,045

16. Subsequent events

Sale of the Company
On August 18, 2011 (the “Closing Date”), the Company was acquired by MedQuist Holdings Inc. ("MedQuist") through a series of mergers between the Company and direct, wholly‑owned subsidiaries of MedQuist. As a result of the merger, the Company became a direct, wholly‑owned subsidiary of MedQuist. On the Closing Date, MedQuist paid an aggregate of approximately $49.0 million in cash to the Company's shareholders, optionholders and other third parties and issued an aggregate of 4,134,896 shares of the its common stock (the “Shares”) to the Company's shareholders who are “accredited investors” within the meaning of Regulation D promulgated under the Securities Act of 1933 (the “Accredited Investors”). MedQuist is also obligated to pay up to approximately $28.8 million of additional cash consideration in three installments of approximately $16.3 million, $4.8 million and $7.7 million, respectively, following the first, second and third anniversaries of the Closing Date.

In connection with the merger with MedQuist, the Company declared dividends of approximately $5.3 million. Also, coincident with the merger, various options to purchase stock of the Company were redeemed for approximately $5.8 million. Acquisition costs of $809,350 and $619,863 related to this transaction were incurred and charged to 2011 operating expenses through October 19, 2011 and June 30, 2011, respectively.

The Company has no prior material relationship with MedQuist other than the agreements related to the merger and certain commercial arrangements between the Company and certain affiliates of MedQuist related to the provision of products and services.

In connection with the merger and on the Closing Date, the Accredited Investors and MedQuist entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”). The Stockholders’ Agreement provides for, among other things, certain registration rights and trading restrictions for the Accredited Investors. With respect to the registration rights, MedQuist will register the Shares for resale on a “shelf” registration statement no later than April 2012 and the Accredited Investors have “piggyback” registration rights to participate in certain public offerings of the MedQuist’s common stock. With respect to the restrictions on trading, those Accredited Investors that were not employees of the Company as of the Closing Date are prohibited from selling (i) 75% of the Shares received by such persons in the merger during the period beginning on the six month anniversary of the Closing Date and ending immediately prior to the one year anniversary of the Closing Date and (ii) 25% of the Shares received by such persons in the merger during the period beginning on the one year anniversary of the Closing Date and ending immediately prior to the eighteen month anniversary of the Closing Date. In addition, three Accredited Investors are restricted, in general, to selling Shares equal to no more than 20% of the average daily trading volume of MedQuist’s common stock in any given day during the period beginning on the six month anniversary of the Closing Date and ending on the one year anniversary of the Closing Date. The Accredited Investors have no prior material relationship with MedQuist other than the agreements related to the merger.

The following is a summary of the financial statement activity between the Company and MedQuist and its subsidiaries for the six months ended June 30, 2011 and 2010:

	2011	2010
Net revenues	$3,478,859	$3,717,156
Cost of revenues	$712,000	$711,000
Accounts receivable at June 30	$1,386,640	$1,295,510
Deferred revenue	$110,000	$110,000

Date of Management's Review
The Company has analyzed subsequent events for recognition and disclosure purposes through August 25, 2011, the date the consolidated financial statements as originally issued were available to be issued, and through October 19, 2011, the date the reissued consolidated financial statements were available to be issued.